UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

ADT Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of Incorporation)

001-38352
(Commission File Number)

47-4116383
(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 322-7235
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01          Regulation FD Disclosure.

On April 1, 2019, ADT Inc. (the “Company”) announced the early tender results of the previously announced tender offer to purchase for cash (the “Tender Offer”) up to $2,246 million aggregate principal amount of the 9.250% Second-Priority Senior Secured Notes due 2023 (the “Prime Notes”) of Prime Security Services Borrower, LLC, a Delaware limited liability company, and Prime Finance Inc., a Delaware corporation (together, the “Offerors”), each a wholly owned indirect subsidiary of the Company.

As of 5:00 p.m., New York City time, on March 29, 2019, the early tender deadline with respect to the Tender Offer (the “Early Tender Time”), the Company was advised by D.F. King & Co., Inc., the tender and information agent for the Tender Offer, that the Offerors have received tenders from holders of $1,672,979,000 aggregate principal amount of the Prime Notes pursuant to the Tender Offer, representing approximately 74.49% of the outstanding Prime Notes.

The Offerors expect to accept for purchase $1,000 million aggregate principal amount of Prime Notes validly tendered and not withdrawn prior to the Early Tender Time on April 4, 2019. The Prime Notes will be accepted from holders on a pro rata basis pursuant to the terms of the Tender Offer.

Each holder who validly tendered its Prime Notes in the Tender Offer prior to the Early Tender Time, and did not validly withdraw such Prime Notes, will receive, if the Prime Notes are accepted for purchase pursuant to the Tender Offer, $1,053.04 for each $1,000 principal amount of Prime Notes, which includes an early tender premium of $30.00 per $1,000 principal amount of Prime Notes so tendered. The consideration for Prime Notes validly tendered after the Early Tender Time but prior to 12:00 midnight, New York City time, at the end of Friday, April 12, 2019 will be $1,023.04 for each $1,000 principal amount of Prime Notes so tendered.

The Company issued a press release announcing the early tender results of the Tender Offer, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

As previously announced on March 21, 2019, the Offerors expect to close the offerings (the “Offerings”) of (i) $750.0 million aggregate principal amount of 5.250% first-priority senior secured notes due 2024 (the “2024 Notes”) and (ii)  $750.0 million aggregate principal amount of 5.750% first-priority senior secured notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “New Notes”) on April 4, 2019, subject to customary closing conditions. The Offerors intend to use the net proceeds from the Offerings to (i) repurchase $1,000.0 million aggregate principal amount of the Prime Notes pursuant to the Tender Offer and (ii) repay $500.0 million of outstanding term loans under the Offerors’ existing credit agreement.

After giving effect to the issuance of the New Notes, the repurchase of $1,000 million aggregate principal amount of Prime Notes and the repayment of $500.0 million of outstanding term loans, the Company anticipates that it will achieve annual interest expense savings consistent with its full year 2019 guidance on Free Cash Flow before special items.

Additionally, in March 2019, the Company made payments of approximately $35 million to a number of its employees pursuant to its annual awards under its 2018 annual incentive plan. The payment of this amount was also contemplated in the Company’s previously announced 2019 guidance.

This Current Report on Form 8-K shall not constitute an offer to purchase the Prime Notes or any other securities.

The information in this Item 7.01 is incorporated by reference into the Offerors’ Offer to Purchase, dated March 18, 2019.

The information in this Item 7.01, including Exhibit 99.1, is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act if such subsequent filing specifically references this Form 8-K.

Forward Looking Statements

ADT has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this filing speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control and could cause future events or results to be materially different from those stated or implied in this document, or to occur at all, including among others, risk factors that are described in the ADT Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Document

99.1	Press Release, dated April 1, 2019 announcing Early Tender Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2019	ADT Inc.

	By:	/s/ David Smail
David Smail
Executive Vice President and Chief Legal Officer